UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 27, 2010

Palm Harbor Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-24268	59-1036634
(Commission File Number)	(IRS Employer Identification No.)

15303 Dallas Parkway, Suite 800, Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 991-2422
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2010, Palm Harbor Homes, Inc., a Florida corporation (the “Company”), and its wholly-owned subsidiary Palm Harbor Manufacturing, L.P., a Texas limited partnership (collectively, the “Borrowers”), and, solely for purposes of Section 29 thereof, CountryPlace Acceptance Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company (“CountryPlace”), entered into the Eighth Amendment (the “Eighth Amendment”) to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) (the “Credit Agreement”) with Textron Financial Corporation, as lender and administrative agent and arranger (“Textron”).  Under the Eighth Amendment, Textron agreed to release its security interest in the capital stock of CountryPlace and its subsidiaries.  Additionally, pursuant to the Eighth Amendment the Credit Agreement was amended to, among other things:  (i) extend the maturity to the earlier of (a) June 30, 2012 or (b) one month prior to the date of the first repurchase option for the holders of the Company’s 3.25% Convertible Senior Notes due 2024, (ii) provide for a temporary protective advance exceeding the credit line, (iii) change the collateral coverage ratio and maximum net loss/minimum net loss tests, and (iv) decrease the total credit available under the Credit Agreement from its current amount of $45,000,000 to $43,000,000 on March 26, 2010, to $38,000,000 on June 25, 2010, to $32,000,000 on September 24, 2010, to $28,000,000 on December 24, 2010 and to $25,000,000 on March 24, 2011 and thereafter.  The Borrowers also agreed to grant Textron a mortgage on all of their and all of their subsidiaries’ real property and to cause all the subsidiaries (other than CountryPlace and its subsidiaries, Standard Casualty Company, Standard Insurance Agency, Inc. and Palm Harbor Insurance Agency of Texas) to guarantee the Textron debt and to grant a lien in all of their assets to Textron.  A $5,000,000 payment due to Textron from the Company on January 31, 2010 was also waived.

The foregoing summary set forth in response to this Item 1.01 is qualified by reference to the full text of the Eighth Amendment attached as Exhibit 99.1

Item 2.02  Results of Operations and Financial Condition

On February 1, 2010, the Company issued a news release reporting the results of the Company for its third quarter and nine months ended December 25, 2009. A copy of the news release is attached to this Current Report as Exhibit 99.2.

The information in this item, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this item shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
Eighth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc. and Palm Harbor Manufacturing, L.P., as Borrowers, and for purposes of Section 29 CountryPlace Acceptance Corporation, dated January 27, 2010.

99.2	Press Release of Palm Harbor Homes, Inc. dated February 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 1, 2010

PALM HARBOR HOMES, INC.

By:	/s/ Kelly Tacke
Kelly Tacke
Chief Financial and Accounting Officer